Exhibit 99.1

CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Susan Hubbard
(650) 522-5715

For Immediate Release

GILEAD SCIENCES ANNOUNCES RECORD FIRST QUARTER 2010 FINANCIAL RESULTS

- Record Total Revenues of $2.09 Billion, Up 36 Percent over First Quarter 2009 -

- Product Sales of $1.79 Billion, Up 24 Percent over First Quarter 2009 -

- First Quarter Non-GAAP EPS of $0.99 per Share, Up 50 Percent over First Quarter 2009 -

Foster City, CA, April 20, 2010 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended March 31, 2010. Total revenues for the first quarter of 2010 were $2.09 billion, up 36 percent compared to total revenues of $1.53 billion for the first quarter of 2009. Net income for the first quarter of 2010 was $854.9 million, or $0.92 per diluted share, compared to net income for the first quarter of 2009 of $589.1 million, or $0.63 per diluted share. Non-GAAP net income for the first quarter of 2010, which excludes after-tax acquisition-related expenses, restructuring expenses and stock-based compensation expenses, was $914.8 million, or $0.99 per diluted share. Non-GAAP net income for the first quarter of 2009, which excludes after-tax stock-based compensation expenses, was $619.4 million, or $0.66 per diluted share.

Product Sales

Product sales increased 24 percent to $1.79 billion for the first quarter of 2010, compared to $1.45 billion in the first quarter of 2009. This increase in sales was driven primarily by Gilead’s antiviral franchise, including the strong growth in sales of Atripla® (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg) and continued growth in sales of Truvada® (emtricitabine/tenofovir disoproxil fumarate), as well as the addition of Ranexa® (ranolazine) to Gilead’s commercial portfolio. Product sales were reduced by $29.4 million in the first quarter of 2010 due to the impact of healthcare reform legislation in the United States.

Antiviral Franchise

Antiviral product sales increased 19 percent to $1.60 billion in the first quarter of 2010, up from $1.34 billion for the same quarter of 2009. The increase was driven primarily by sales volume growth of Atripla and Truvada.

•	Atripla

Sales of Atripla for the treatment of HIV infection increased 36 percent to $692.9 million for the first quarter of 2010, up from $509.9 million in the first quarter of 2009, driven primarily by sales volume growth in the United States and Europe.

•	Truvada

Sales of Truvada for the treatment of HIV infection increased 11 percent to $657.8 million for the first quarter of 2010, up from $590.4 million in the first quarter of 2009, driven primarily by sales volume growth in the United States and Europe.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

April 20, 2010	Page 2

•	Viread

Sales of Viread® (tenofovir disoproxil fumarate) for the treatment of HIV infection and chronic hepatitis B increased 13 percent to $180.7 million for the first quarter of 2010, up from $160.6 million in the first quarter of 2009, driven primarily by sales volume growth of Viread in a majority of our markets.

Letairis

Sales of Letairis® (ambrisentan) for the treatment of pulmonary arterial hypertension (PAH) increased 40 percent to $55.5 million for the first quarter of 2010, up from $39.6 million for the first quarter of 2009, driven primarily by sales volume growth in the United States.

Ranexa

Sales of Ranexa for the treatment of chronic angina were $51.2 million for the first quarter of 2010. There were no Ranexa sales in the first quarter of 2009 as Gilead acquired CV Therapeutics, Inc. on April 15, 2009.

Other Products

Sales of AmBisome® (amphotericin B liposome for injection) for the treatment of severe fungal infections, Hepsera® (adefovir dipivoxil) for the treatment of chronic hepatitis B, Emtriva® (emtricitabine) for the treatment of HIV infection and other products were $150.0 million for the first quarter of 2010 compared to $147.2 million for the first quarter of 2009. Sales of Cayston® (aztreonam for inhalation solution) as a treatment for the improvement of respiratory symptoms in cystic fibrosis patients with Pseudomonas aeruginosa (P. aeruginosa), included in other products, were $2.9 million during the first quarter of 2010 subsequent to the marketing approval granted by the U.S. Food and Drug Administration (FDA) in February 2010.

Royalty, Contract and Other Revenues

Royalty, contract and other revenues resulting primarily from collaborations with corporate partners were $297.8 million in the first quarter of 2010, up from $82.9 million in the first quarter of 2009. This increase was driven primarily by higher Tamiflu® (oseltamivir phosphate) royalties from F. Hoffmann-La Roche Ltd of $246.3 million in the first quarter of 2010, compared to Tamiflu royalties of $33.2 million in the first quarter of 2009, resulting from increased sales related to influenza pandemic planning initiatives worldwide.

Research and Development

Research and development (R&D) expenses in the first quarter of 2010 were $218.7 million, compared to $188.8 million for the first quarter of 2009. Non-GAAP R&D expenses for the first quarter of 2010, which exclude restructuring and stock-based compensation expenses, were $196.5 million compared to $171.8 million for the first quarter of 2009, which exclude stock-based compensation expenses. This increase was driven primarily by higher headcount and expenses to support the growth of Gilead’s R&D activities.

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses in the first quarter of 2010 were $265.6 million, compared to $204.0 million for the first quarter of 2009. Non-GAAP SG&A expenses for the first quarter of 2010, which exclude restructuring and stock-based compensation expenses, were $229.1 million, compared to $183.1 million for the same quarter in 2009, which exclude stock-based compensation expenses. This increase was driven primarily by higher headcount and expenses to support Gilead’s expanding commercial activities.

Net Foreign Currency Exchange Impact

The net foreign currency exchange impact on first quarter 2010 revenues and pre-tax earnings, which includes revenues and expenses generated from outside the United States, was a favorable $1.7 million and $11.0 million, respectively, compared to the first quarter of 2009, and an unfavorable $22.7 million and $17.2 million, respectively, compared to the fourth quarter of 2009.

Cash, Cash Equivalents and Marketable Securities

As of March 31, 2010, Gilead had cash, cash equivalents and marketable securities of $4.62 billion compared to $3.90 billion as of December 31, 2009. Gilead generated $670.6 million of operating cash flow in the first quarter of 2010.

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April 20, 2010	Page 3

Corporate Highlights

In January, Gilead announced that Per Wold-Olsen had been appointed to its Board of Directors. Mr. Wold-Olsen spent more than 30 years with the global research-based pharmaceutical company Merck & Co., Inc., most recently serving as President of the company’s Human Health Intercontinental Division.

On January 29, Gilead announced that its Board of Directors had authorized the repurchase of up to $1.00 billion of its common stock through January 2011. As of March 31, 2010, Gilead had approximately $837.5 million remaining for share repurchases under this program.

Product and Pipeline Update

Antiviral Franchise

In January, Gilead released results from a Phase II clinical trial of its investigational fixed-dose single-tablet (Quad) regimen of elvitegravir, cobicistat (formerly GS 9350) and Truvada for the treatment of HIV infection in antiretroviral treatment-naïve adults. In addition, Gilead released results from a Phase II clinical trial evaluating the safety and efficacy of cobicistat-boosted atazanavir compared to ritonavir-boosted atazanavir, each in combination with Truvada, also in HIV-infected antiretroviral treatment-naïve adults. In February, the full results from both of these studies were presented at the 17th Conference on Retroviruses and Opportunistic Infections in San Francisco.

Respiratory Franchise

In February, Gilead announced that the FDA granted marketing approval for Cayston as a treatment for the improvement of respiratory symptoms in cystic fibrosis patients with P. aeruginosa.

Conference Call

At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss its first quarter 2010 results as well as provide a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-800-591-6944 (U.S.) or 1-617-614-4910 (international) and dial the participant passcode 12529537 to access the call.

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through April 23, 2010. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 56078089.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. Gilead’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

Non-GAAP Financial Information

Gilead has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the first quarter of 2010 and 2009. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under U.S. GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on page 6.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to sustain growth in revenues for its antiviral and cardiovascular franchises;

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April 20, 2010	Page 4

unpredictable variability of Tamiflu royalties and the strong relationship between this royalty revenue and global pandemic planning and supply; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including its investigational fixed-dose single-tablet (Quad) regimen of elvitegravir, cobicistat (formerly GS 9350) and Truvada for the treatment of HIV infection and cobicistat as a boosting agent for certain HIV medicines and other antivirals; Gilead’s ability to successfully commercialize any products that may receive regulatory approvals, including Cayston as a treatment for the improvement of respiratory symptoms in cystic fibrosis patients with P. aeruginosa; Gilead’s ability to successfully develop its respiratory and cardiovascular franchises; initiating and completing clinical trials may take longer or cost more than expected, including in the clinical study evaluating the Quad and cobicistat as a boosting agent; fluctuations in the foreign exchange rate of the U.S. dollar that may reduce or eliminate the favorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; our ability to consummate the $1.00 billion share repurchase program due to changes in our stock price, corporate or other market conditions; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its Annual Report on Form 10-K for the year ended December 31, 2009, subsequent press releases and other publicly filed SEC disclosure documents. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Truvada, Viread, Hepsera, Emtriva, AmBisome, Letairis, Cayston and Ranexa are registered trademarks of Gilead Sciences, Inc.

Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.

Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

April 20, 2010	Page 5

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues:
Product sales	$1,788,063	$1,447,580
Royalty, contract and other revenues	297,790	82,880

Total revenues	2,085,853	1,530,460

Costs and expenses:
Cost of goods sold	440,430	329,414
Research and development	218,664	188,779
Selling, general and administrative	265,618	203,951

Total costs and expenses	924,712	722,144

Income from operations	1,161,141	808,316
Interest and other income, net	15,645	4,159
Interest expense	(16,955)	(16,671)

Income before provision for income taxes	1,159,831	795,804
Provision for income taxes	307,737	209,227

Net income	852,094	586,577
Net loss attributable to noncontrolling interest	2,807	2,535

Net income attributable to Gilead	$854,901	$589,112

Net income per share attributable to Gilead common stockholders - basic	$0.95	$0.65

Net income per share attributable to Gilead common stockholders - diluted	$0.92	$0.63

Shares used in per share calculation - basic	901,606	909,780

Shares used in per share calculation - diluted	928,368	942,479

April 20, 2010	Page 6

GILEAD SCIENCES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2010	2009
Cost of goods sold reconciliation:
GAAP cost of goods sold	$440,430	$329,414
Acquisition-related amortization of inventory mark-up	(4,978)	—
Acquisition-related amortization of purchased intangibles	(14,984)	—
Stock-based compensation expenses	(2,853)	(3,254)

Non-GAAP cost of goods sold	$417,615	$326,160

Product gross margin reconciliation:
GAAP product gross margin	75.5%	77.4%
Acquisition-related amortization of inventory mark-up	0.3%	—
Acquisition-related amortization of purchased intangibles	0.8%	—
Stock-based compensation expenses	0.2%	0.2%

Non-GAAP product gross margin (1)	76.7%	77.6%

Research and development expenses reconciliation:
GAAP research and development expenses	$218,664	$188,779
Restructuring expenses	(2,100)	—
Stock-based compensation expenses	(20,069)	(16,955)

Non-GAAP research and development expenses	$196,495	$171,824

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$265,618	$203,951
Restructuring expenses	(12,584)	—
Stock-based compensation expenses	(23,919)	(20,836)

Non-GAAP selling, general and administrative expenses	$229,115	$183,115

Operating margin reconciliation:
GAAP operating margin	55.7%	52.8%
Acquisition-related amortization of inventory mark-up	0.2%	—
Acquisition-related amortization of purchased intangibles	0.7%	—
Restructuring expenses	0.7%	—
Stock-based compensation expenses	2.2%	2.7%

Non-GAAP operating margin (1)	59.6%	55.5%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$854,901	$589,112
Acquisition-related amortization of inventory mark-up	3,657	—
Acquisition-related amortization of purchased intangibles	11,008	—
Restructuring expenses	10,788	—
Stock-based compensation expenses	34,413	30,288

Non-GAAP net income attributable to Gilead	$914,767	$619,400

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.92	$0.63
Acquisition-related amortization of inventory mark-up	0.00	—
Acquisition-related amortization of purchased intangibles	0.01	—
Restructuring expenses	0.01	—
Stock-based compensation expenses	0.04	0.03

Non-GAAP diluted earnings per share (1)	$0.99	$0.66

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	928,368	942,479
Share impact of current stock-based compensation guidance	(703)	799

Non-GAAP shares used in per share calculation (diluted)	927,665	943,278

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$22,815	$3,254
Research and development expenses adjustments	22,169	16,955
Selling, general and administrative expenses adjustments	36,503	20,836

Total non-GAAP adjustments before tax	81,487	41,045
Income tax effect	(21,621)	(10,757)

Total non-GAAP adjustments after tax	$59,866	$30,288

Note:

(1)	Amounts may not sum due to rounding

April 20, 2010	Page 7

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$4,619,915	$3,904,846
Accounts receivable, net	1,491,332	1,389,534
Inventories	1,223,945	1,051,771
Property, plant and equipment, net	695,601	699,970
Intangible assets	1,509,794	1,524,777
Other assets	1,155,411	1,127,661

Total assets	$10,695,998	$9,698,559

Current liabilities	$1,887,651	$1,871,631
Long-term liabilities	1,305,675	1,321,770
Stockholders’ equity	7,502,672	6,505,158

Total liabilities and stockholders’ equity	$10,695,998	$9,698,559

Notes:

(1)	Derived from audited consolidated financial statements at that date.

April 20, 2010	Page 8

GILEAD SCIENCES, INC.

PRODUCT SALES SUMMARY

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Antiviral products:
Atripla – U.S.	$455,901	$374,132
Atripla – Europe	217,548	124,779
Atripla – Other International	19,423	10,972

	692,872	509,883

Truvada – U.S.	326,817	280,997
Truvada – Europe	297,528	278,440
Truvada – Other International	33,454	30,916

	657,799	590,353

Viread – U.S.	78,007	69,589
Viread – Europe	73,143	65,331
Viread – Other International	29,536	25,685

	180,686	160,605

Hepsera – U.S.	21,565	25,652
Hepsera – Europe	33,375	38,917
Hepsera – Other International	3,184	8,145

	58,124	72,714

Emtriva – U.S.	4,244	3,630
Emtriva – Europe	1,875	2,354
Emtriva – Other International	1,037	1,250

	7,156	7,234

Total Antiviral products – U.S.	886,534	754,000
Total Antiviral products – Europe	623,469	509,821
Total Antiviral products – Other International	86,634	76,968

	1,596,637	1,340,789

AmBisome	77,049	64,271
Letairis	55,499	39,580
Ranexa	51,243	—
Other products	7,635	2,940

	191,426	106,791

Total product sales	$1,788,063	$1,447,580